EXHIBIT 1.01
LITTELFUSE, INC.
Conflict Minerals Report
For the Calendar Year Ended December 31, 2025

This Conflict Minerals Report (“Report”) of Littelfuse, Inc. and its consolidated subsidiaries (collectively, “Littelfuse,” the “Company,” “we” or “our”) for the calendar year ended December 31, 2025, is filed in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). In accordance with Rule 13p-1, the disclosure of certain information is required if a registrant manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are necessary to the functionality or production of such products. Conflict Minerals are defined as (i) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tin, tantalum, and tungsten, or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

The Company’s operations, including through its subsidiaries, may at times manufacture, or contract to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products. Littelfuse is a member of the Responsible Minerals Initiative (“RMI”), formerly the Conflict-Free Sourcing Initiative. We leverage our RMI membership to continue to monitor best practices related to our reasonable country of origin inquiry (“RCOI”) of the Conflict Minerals in our supply chain.

This RCOI was reasonably designed to determine whether any of the Conflict Minerals originated from the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. The results of our RCOI regarding the Conflict Minerals, as well as our additional due diligence regarding the sources of the Conflict Minerals, are contained in this Report.

The report presented herein is not audited.

1.Company Overview

Founded in 1927, Littelfuse, Inc. is an industrial technology manufacturing company empowering a sustainable, connected, and safer world. Across more than 20 countries, and with over 17,000 global associates, the Company partners with customers to design and deliver innovative, reliable solutions. Serving over 100,000 end customers, the Company's products are found in a variety of industrial, transportation and electronics end markets - everywhere, every day.

During the fiscal year beginning December 28, 2024 and ending December 27, 2025, Littelfuse completed both the acquisition of a wafer fab located in Dortmund, Germany, from Elmos Semiconductor SE and the acquisition of Basler Electric Company. In accordance with Instruction 3 to Item 1.01 of Form SD, the products and related activities of these newly acquired businesses are excluded from this report.

The Company’s reporting segments consist of Electronics, Transportation, and Industrial, as described more fully in Part I, Item 1 of the Company’s annual report on Form 10-K for the 2025 fiscal year ended December 27, 2025. Such annual report is available free of charge through the Investor Relations section of the Company’s website at http://investor.littelfuse.com/financial-information/annual-reports. The information contained in the Company’s website is not incorporated by reference into this Report and should not be considered part of this Report.

Supply Chain

The Company manufactures, or contracts for the manufacture of, a wide range of products that contain Conflict Minerals but we do not purchase ore or unrefined Conflict Minerals directly from mines, smelters or refiners and, generally, we are many levels downstream from these market participants. For this reason, we rely on the information provided by our direct suppliers through this due diligence process described herein. Through the process described in this Report, we seek to ensure that our sourcing practices are consistent with our guiding principles on responsibly sourcing the Conflict Minerals and to encourage responsible minerals sourcing in our supply chain.

2.Reasonable Country of Origin Inquiry

The first step in our RCOI is an annual review of all our materials suppliers that, due to the nature of their business, might utilize Conflict Minerals (referred to as “direct suppliers”). Direct suppliers were contacted to complete the Conflict Minerals Reporting Template (the “CMRT”). The CMRT is regarded as the most commonly accepted reporting tool for conflict minerals content and sourcing information worldwide. The CMRT template includes information from our direct suppliers including the origin of any Conflict Minerals used in their manufacturing processes and the Conflict Minerals processing facilities within their supply chains. In addition, in accordance with RMI recommendations given the heightened human rights concerns related to the sourcing of cobalt and mica, in 2022 we expanded our due diligence program to include cobalt and mica. Through the Extended Minerals Reporting Template (EMRT) we are engaging with our suppliers to understand the origin of these raw materials and promote partnerships with smelters, mines and processors that follow responsible sourcing practices. Upon request, suppliers were provided with training materials on how to complete the CMRT or EMRT.

The Company strives for 100% participation from all direct suppliers. For calendar year 2025, however, we obtained responses from 94.43% of direct suppliers. In some cases, our suppliers’ responses were incomplete or only provided information on an entity-wide basis without distinguishing between 3TG (as defined below) purchased for goods supplied directly to Littelfuse or all 3TG purchased for other purposes. Based on the survey responses obtained, we have reason to believe that some of the Conflict Minerals supplied to us may have originated in the Covered Countries, and we have reason to believe that certain of the Conflict Minerals may have come from recycled or scrap sources.

Our RCOI process was reasonably designed and performed in good faith, however, there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

3.Due Diligence Process

Summarized below is our calendar year 2025 due diligence process, the components of which conform to, in all material respects, the framework in the Third Edition of the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for gold, tantalum, tin and tungsten (“3TG”).

a) Establish Company Management System

•Maintained a Responsible Minerals Sourcing Statement which provides that the Company expects its suppliers to continuously monitor both direct and indirect supply chains to avoid procurement of materials from Covered Countries, and to be forthright in sharing compliance information with the Company. We will show preference to suppliers that meet or exceed these requirements.
•Communicated with our direct suppliers through the above-described RCOI.
•Maintained conflict-free sourcing requirements in our purchase order terms and conditions, supplier quality manual, supplier selection policy or similar documents.
•Maintained a supplier qualification or selection program and an ongoing supplier audit program that includes, among other compliance items, confirmation of the suppliers’ adherence to our conflict-free sourcing requirements.
•Maintained our Supplier Code of Conduct that is provided to new direct suppliers as part of acquisition onboarding and during the supplier qualification and approval process that, among other things, requires suppliers to have a policy regarding responsible sourcing of Conflict Minerals in the Covered Countries.

b) Identify and Assess Supply Chain Risks

•Surveyed all direct suppliers that potentially supplied Conflict Minerals to the Company to determine the products provided to the Company with Conflict Minerals.
•Conducted the RCOI described above to identify the smelters and refiners that contribute Conflict Minerals to the Company’s products.
•Reviewed and compared the smelters and refiners identified by direct suppliers against the list of smelter and refiner facilities that have received a “conflict free” designation through the Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict-Free Smelter Program.

c) Design and Implement a Strategy to Respond to Identified Risk

•Established a Sustainable Supply Chain Policy to formalize our engagement process with direct suppliers that did not respond to the survey.
•Collaborated with our direct suppliers to investigate any smelter that did not have a conflict-free designation through the RMAP and was not in the process of recertifying for such designation.

d) Carry out Independent Third-Party Audit

•The Company is a member of the Responsible Minerals Initiative. We rely on the information published by the RMI to confirm the existence and verify the conflict-free status of the smelters or refiners identified during our due diligence.

e) Report on Supply Chain Due Diligence

•This Report is available on our website at http://investor.littelfuse.com/corporate-governance/governance-overview. In addition to this Report, our Responsible Minerals Statement is also available on our website at https://www.littelfuse.com/company/sustainability/social-overview/responsible-minerals-sourcing-statement.

4.Due Diligence Results

We solicited 2,210 direct suppliers and received a response from 94.43% of them. Of the direct suppliers that responded, 39% indicated that the material they supply contains Conflict Minerals. From the information provided to the Company by its direct suppliers, we identified 385 unique smelters or refiners in our supply chain. According to information provided by our suppliers, below is the status of the unique smelters that were identified:

Status	Number	Percentage
Conformant	239	62%
Active	10	3%
Non - Conformant	47	12%
Other	89	23%

The smelter or refiner statuses utilized by RMI are defined as follows:

•"Conformant" includes smelters or refiners that have successfully completed the RMAP assessment and are found to be in conformance with RMAP standards. These facilities are listed on the RMI’s public conformant list.
•"Active" means that a smelter or refiner is engaged in the RMAP program and is undergoing the assessment or has committed to undergo an assessment within a specific timeframe.
•"Non-Conformant" means that a smelter or refiner has been independently assessed and found non-conformant with the relevant RMAP standard.
•“Other” includes the following communication statuses:
•“Communication Suspended - Not Interested” means that the facility has strongly communicated a lack of interest in participation.
•“In Communication” means that the entity is not yet active but in communication with the RMI and/or member company.
•“Outreach Required” means that outreach needed by RMI member companies to contact entity and encourage their participation to undergo an RMI assessment.
•“RMI Due Diligence Review – Unable to Proceed” means that the entity has not met the threshold for Due Diligence Vetting Process after a period of 6 months. Status may change if additional information is submitted.

We continue to monitor and evaluate all our direct suppliers and the smelters and refiners they report with the goal to be 100% conflict free. The smelters or refiners participating in the RMI that provide Conflict Minerals that originated from the Covered Countries, as reported by our suppliers, are listed on Appendix A. As noted above, the majority of the CMRT information received from our direct suppliers included their entity-wide data, rather than data specific to products supplied to Littelfuse. Therefore, the list of smelters in Appendix A may include smelters that are not in our supply chain.

Future Risk Mitigation Efforts

The Company has taken or intends to undertake the following additional steps during the next compliance period. These steps are intended to improve the due diligence conducted to further mitigate the risk that our Conflict Minerals benefit armed groups:

•Continue to improve upon our acquisition integration process to enable our Conflicts Minerals working group to be more efficient and ensure practices are consistent throughout the Company.
•Implement continuous improvement initiatives to ensure program aligns with best practices.
•Maintain our direct supplier engagement efforts and follow industry standards for 2025 outreach.

•Enhance our direct supplier communication and escalation process and encourage non-validated smelters or refiners in their supply chain to pursue compliance with an independent conflict-free program, such as the RMAP.
•Participate in training programs, best practice sharing and other compliance program improvement initiatives available through our RMI membership.

Forward Looking Statement

This Report contains “forward-looking statements” within the meaning of the securities laws and are entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The statements in this Report that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the PSLRA. Forward-looking statements speak only as of the date they are made and give the Company’s current expectations or forecasts of future events. These forward-looking statements generally can be identified by the use of such words as “believe,” “could,” “estimate,” “expect,” “hope,” “may,” “plan,” “project,” “will,” and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary Conflict Minerals finance or benefit armed groups. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control and could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source subject metals, and (3) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. For a more complete discussion of the Company’s risk factors, see other filings with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 27, 2025. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this Report. The Company undertakes no obligation to publicly update or revise forward-looking statement whether as a result of new information, future events, or otherwise, except as required by law or rules of NASDAQ.

APPENDIX A
List of Smelters Identified by Direct Suppliers (as of April 27, 2026)

Smelter ID	Metal	Standard Facility Name	Country
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000035	Gold	Agosi AG	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Gold	ASAHI METALFINE, Inc.	JAPAN
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID000113	Gold	Aurubis AG	GERMANY
CID000113	Gold	Aurubis AG, Hamburg	GERMANY
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden Mineral AB (Ronnskar)	SWEDEN
CID000157	Gold	Boliden Ronnskar	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000180	Gold	Caridad	MEXICO
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000185	Gold	Glencore Canada Corporation - CCR Refinery	CANADA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID000197	Gold	Yunnan Copper Southwest Copper Branch	CHINA
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

CID000233	Gold	Chimet S.p.A.	ITALY
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000264	Gold	Chugai Mining	JAPAN
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
CID000292	Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000377	Tin	Dongguan Best Alloys Co., Ltd.	CHINA
CID000401	Gold	Dowa	JAPAN
CID000402	Tin	Dowa	JAPAN
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000438	Tin	Empresa Metallurgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID000466	Tin	Feinhutte Halsbrucke GmbH	GERMANY
CID000468	Tin	Fenix Metals	POLAND
CID000493	Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA

CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	HONG KONG
CID000711	Gold	Heraeus Germany GmbH Co. KG	GERMANY
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
CID000778	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID000823	Gold	Japan Mint	JAPAN
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID000835	Tin	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID000937	Gold	JX Advanced Metals Corporation	JAPAN
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000957	Gold	Kazzinc Ltd	KAZAKHSTAN
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN

CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA
CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID001076	Tantalum	AMG Brasil	BRAZIL
CID001078	Gold	LS MnM Inc.	KOREA, REPUBLIC OF
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001192	Tantalum	Mitsui Kinzoku Company, Limited	JAPAN
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID001200	Tantalum	NPM Silmet OU	ESTONIA
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001305	Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID001352	Gold	MKS PAMP SA	SWITZERLAND
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID001534	Gold	Royal Canadian Mint	CANADA
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID001562	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001810	Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001898	Tin	Thaisarco	THAILAND
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001947	Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND

CID002015	Tin	VQB Mineral and Trading Group JSC	VIET NAM
CID002030	Gold	Gold Corporation - The Perth Mint	AUSTRALIA
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Tin	China Yunnan Tin Co Ltd.	CHINA
CID002180	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002232	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
CID002243	Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA
CID002282	Gold	Morris and Watson	NEW ZEALAND
CID002290	Gold	SAFINA A.S.	CZECHIA
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002513	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
CID002515	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	CHINA
CID002527	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
CID002538	Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
CID002539	Tantalum	KEMET de Mexico	MEXICO
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002543	Tungsten	Masan High-Tech Materials	VIET NAM
CID002544	Tantalum	TANIOBIS Co., Ltd.	THAILAND
CID002545	Tantalum	TANIOBIS GmbH	GERMANY
CID002547	Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY
CID002548	Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN

CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002556	Tantalum	Plansee SE Reutte	AUSTRIA
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002562	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
CID002570	Tin	CV Ayi Jaya	INDONESIA
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002580	Gold	T.C.A S.p.A	ITALY
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID002584	Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
CID002588	Gold	Shirpur Gold Refinery Ltd.	INDIA
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID002593	Tin	PT Rajehan Ariq	INDONESIA
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID002606	Gold	Marsam Metals	BRAZIL
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID002660	Tungsten	Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
CID002704	Tungsten	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
CID002705	Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND

CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
CID002750	Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
CID002756	Tin	Super Ligas	BRAZIL
CID002760	Gold	Albino Mountinho Lda.	PORTUGAL
CID002761	Gold	SAAMP	FRANCE
CID002762	Gold	L'Orfebre S.A.	ANDORRA
CID002763	Gold	8853 S.p.A.	ITALY
CID002765	Gold	Italpreziosi	ITALY
CID002773	Tin	Aurubis Beerse	BELGIUM
CID002774	Tin	Aurubis Berango	SPAIN
CID002776	Tin	PT Bangka Prima Tin	INDONESIA
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002779	Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID002852	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID002861	Tantalum	ULVAC Inc.	JAPAN
CID002863	Gold	Bangalore Refinery	INDIA
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
CID002872	Gold	Pease & Curren	UNITED STATES OF AMERICA
CID002893	Gold	JALAN & Company	INDIA
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID002920	Gold	ABC Refinery Pty Ltd.	AUSTRALIA
CID002973	Gold	Safimet S.p.A	ITALY

CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID003116	Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
CID003159	Tantalum	RFH Recycling Metals Co., Ltd.	CHINA
CID003185	Gold	African Gold Refinery	UGANDA
CID003186	Gold	Gold Coast Refinery	GHANA
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID003191	Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
CID003324	Gold	QG Refining, LLC	UNITED STATES OF AMERICA
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
CID003348	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
CID003380	Tin	PT Masbro Alam Stania	INDONESIA
CID003382	Gold	CGR Metalloys Pvt Ltd.	INDIA
CID003383	Gold	Sovereign Metals	INDIA
CID003387	Tin	Luna Smelter, Ltd.	RWANDA
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
CID003416	Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
CID003417	Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN

CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID003461	Gold	Augmont Enterprises Private Limited	INDIA
CID003463	Gold	Kundan Care Products Ltd.	INDIA
CID003468	Tungsten	Cronimet Brasil Ltda	BRAZIL
CID003474	Tin	TRATHO Metal Quimica	BRAZIL
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
CID003487	Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
CID003488	Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
CID003489	Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
CID003490	Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
CID003497	Gold	K.A. Rasmussen	NORWAY
CID003498	Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA
CID003500	Gold	Alexy Metals	UNITED STATES OF AMERICA
CID003504	Tin	Conecsus LLC	UNITED STATES OF AMERICA
CID003524	Tin	CRM Synergies	SPAIN
CID003524	Tin	CRM Synergies EMEA, S.L.U.	SPAIN
CID003548	Gold	MD Overseas	INDIA
CID003557	Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
CID003580	Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA
CID003581	Tin	Rian Resources SDN. BHD.	MALAYSIA
CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
CID003583	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
CID003609	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
CID003612	Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
CID003614	Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION

CID003615	Gold	WEEEREFINING	FRANCE
CID003641	Gold	Gold by Gold Colombia	COLOMBIA
CID003662	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
CID003663	Gold	Dongwu Gold Group	CHINA
CID003666	Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES
CID003690	Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
CID003868	Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
CID003926	Tantalum	5D Production OU	ESTONIA
CID003973	Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA
CID003993	Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
CID004010	Gold	Coimpa Industrial LTDA	BRAZIL
CID004034	Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
CID004054	Tantalum	PowerX Ltd.	RWANDA
CID004065	Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
CID004068	Tungsten	Plansee Composite Materials GmbH	GERMANY
CID004397	Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID004403	Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
CID004430	Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
CID004431	Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA
CID004433	Gold	KP Sanghvi International Pvt Ltd	INDIA
CID004434	Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
CID004435	Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
CID004438	Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
CID004491	Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
CID004506	Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF

CID004604	Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA
CID004610	Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA
CID004619	Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
CID004683	Tin	CRM Synergies Mexico S.A. de C.V.	MEXICO
CID004685	Tin	PT Mitra Graha Raya	INDONESIA
CID004692	Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
CID004697	Gold	Attero Recycling Pvt Ltd	INDIA
CID004704	Gold	Inca One (Chala One Plant)	PERU
CID004704	Gold	SOLEIL METALS (Chala One Plant)	PERU
CID004705	Gold	Inca One (Koricancha Plant)	PERU
CID004705	Gold	SOLEIL METALS (YAKARI Plant)	PERU
CID004714	Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
CID004724	Tin	Woodcross Smelting Company Limited	UGANDA
CID004754	Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
CID004755	Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID004796	Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
CID004797	Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
CID004813	Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
CID005006	Gold	Gasabo Gold Refinery Ltd	RWANDA
CID005012	Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID005014	Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
CID005067	Tin	PT Arsed Indonesia	INDONESIA
CID005068	Tungsten	S.P.T. spol.s r.o.	CZECHIA

CID005189	Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
CID005248	Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF